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                                                                   Exhibit 10(j)

                                                                [COMPOSITE COPY]

            OLIN SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                           EFFECTIVE JANUARY 1, 1990
           AS AMENDED BY FIRST AMENDMENT DATED AS OF MAY 6, 1994 AND
          AS AMENDED BY SECOND AMENDMENT DATED AS OF JANUARY 30, 1998


1.  Establishment.  Olin Corporation ("Olin") hereby establishes the Olin
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Supplemental Contributing Ownership Plan (the "Plan" or "SCEOP Plan"), effective
January 1, 1990.

2.  Purpose.  The purpose of this Plan is to provide certain eligible employees
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who are limited under Sections 401(a)(17) and 415(c)(1) of the Internal Revenue
Code of 1986 and the regulations promulgated thereunder (the "Code") in making contributions to the Olin Corporation Contributing Employee Ownership Plan (as from time to time amended, the "CEO Plan") with certain supplemental benefits to make up for such Code-imposed limitations.

3.  Definitions.  Except as otherwise provided herein, the terms defined in the
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CEO Plan are used herein with the meanings ascribed to them in the CEO Plan.  In addition, when used herein, the following definitions shall apply:

     "Dividend Equivalents" means with respect to a number of Phantom Shares, the dollar amount of regular or special dividends actually paid in cash from time to time on an equivalent number of shares of Common Stock.

     "CEOP Percentage" means with respect to a SCEOP Participant the annual percentage by which such participant reduces his received Compensation on either a before-tax or after-tax basis in calculating Contributions made to the CEO Plan; provided, however if such percentage exceeds 6%, the SCEOP Participant may elect for purposes of this Plan to reduce such percentage to 6% and if such election is made, for purposes of this Plan the CEOP Percentage shall be 6%.

     "Excess Company Matching Allocation" means with respect to a SCEOP Participant the percentage used in calculating the Company Matching Allocation (in excess of $25 per month) (as of the date hereof, 50%), as such percentage changes from time to time, multiplied by the annual Supplemental Plan Contribution for that participant; provided that if the participant's CEOP Percentage exceeds 6%, the Supplemental Plan Contribution will be calculated using 6% for the CEOP Percentage when calculating the Excess Company Matching Contribution.

     "Excess Performance Allocation" means with respect to a SCEOP Participant for a calendar year the percentage used in calculating the Performance Matching Allocation, if any, for such year multiplied by the Supplemental Plan Contribution of that participant for such year; provided that if such participant's CEOP Percentage exceeds 6%, the Supplemental Plan Contribution will be calculated using 6% for the CEOP Percentage when calculating the Excess Performance Allocation.
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     "Maximum Eligible Compensation" means the maximum amount of Compensation under Section 401(a)(17) of the Code from which a Participant is permitted to make Contributions to the CEO Plan, as such maximum amount is adjusted from time to time under the Code.

     "Phantom Shares" means phantom shares of the Common Stock.

     "SCEOP Participant" with respect to a month in a Plan Year shall mean a Participant who has his or her contributions to the CEO Plan reduced as a result of the limitations set forth in the Sections 401(a)(17) or 415(c)(1) of the Code and who has filed an election to participate in the SCEOP with the Committee.

     "Special Deferral Account" for a SCEOP Participant shall mean the account established under the SCEOP for such participant.

     "Supplemental Plan Contribution" with respect to a SCEOP Participant shall mean the annual amount by which the SCEOP Participant has elected to reduce his base salary under this Plan, such amount being equal to the CEOP Percentage multiplied by the difference between (i) the Maximum Eligible Compensation and
(ii) such participant's annual base salary.

4.  Deferrals and Accounts.  Each SCEOP Participant who so elects for a calendar
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year shall defer, and his or her Compensation shall be appropriately reduced on a pre-tax basis, the Supplemental Plan Contribution. An election to defer shall be made by December 1 prior to the calendar year for which Compensation would otherwise be earned. For each SCEOP Participant, a Special Deferral Account will be established. The account will contain sub-accounts for each type of contribution credited to the Special Deferral Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals, the Participating Employer will credit to the Special Deferral Account of each SCEOP Participant the number of Phantom Shares equal to the sum of (1) the Supplemental Plan Contribution plus (2) the Excess Company Matching Allocation. The Company shall credit such amounts monthly on a prorata basis unless it elects otherwise for all SCEOP Participants. In addition, each year beginning with the 1990 calendar year, the Company will credit in the following calendar year to the Special Deferral Account in the form of Phantom Shares the Excess Performance Allocation, if any; such crediting shall occur at the time the Performance Matching Allocation is made. The Special Deferral Account will also be credited in the form of additional Phantom Shares with Dividend Equivalents from time to time when dividends are paid on the Common Stock.

     For purposes of calculating the number of Phantom Shares to be credited to the Special Deferral Account, the SCEOP shall use the Current Market Value for Common Stock as calculated under the CEO Plan. Phantom Shares will be credited in fractional amounts up to three decimal places.
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     An election to defer Compensation under this Plan must be made by the
December 1 prior to the calendar year for which such Compensation would otherwise be earned.

5.  Distribution.  Distributions to SCEOP Participants of the Special Deferral
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Accounts shall be made only in the form of cash.  The value of the amount of any distribution shall be based on the Current Market Value as of the Common Stock as calculated in accordance with the CEO Plan for distributions thereunder. Notwithstanding the foregoing, such value shall be determined at the close of business on the day for which the distribution is effective.

6.  Plan Provisions.  Except as otherwise expressly provided herein, all of the
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provisions of the CEO Plan contained in Articles VII, X, XII and Sections 15.04,
15.05, 15.07, 15.08, 15.10 and 15.11 shall apply to the SCEOP; provided any SCEOP Participant who is vested or becomes vested in the CEO Plan shall automatically be vested in the Special Deferred Account.

7.  Benefits. Upon becoming a SCEOP Participant, such SCEOP Participant shall
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elect to receive the value of his Special Deferred Account from among the payment options described in Article X of the CEO Plan with respect to the payment of benefits payable under this SCEOP, except all payments made from the SCEOP shall be made in cash and only incident to death, retirement, disability or termination of employment. A SCEOP Participant may change such election upon notice to the Company provided no such change shall be effective if the SCEOP Participant becomes eligible for a distribution from this Plan within six months of such change.

8.  Liability for Payment.  Each Participating Employer shall pay the benefits
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provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employers, the Committee shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of the Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Participating Employer liable for such benefits hereunder.

9.  Employment Rights.  Nothing in the SCEOP shall be construed as giving any
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employee the right to be retained in the employ of any Participating Employer.
Each Participating Employer expressly reserves the right to dismiss any employee at any time without liability for the effect which such dismissal might have upon him or her hereunder.

10.  Administration.  The SCEOP shall be administered by the Committee in the
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same manner and with the same effect as the CEO Plan to the extent not inconsistent with the provisions hereof.

11.  Amendment and Termination.  The SCEOP may be amended, or may be terminated,
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in whole or in part at any time and from time to time by the Board of Directors
(or any committee authorized by such Board). Any Participating Employer may withdraw from participation in the
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SCEOP at any time. The foregoing provisions of this section notwithstanding, no amendment or termination of the CEO Plan or the SCEOP or withdrawal therefrom by a Participating Employer shall adversely affect the vested benefits payable hereunder on account of any person in respect of service rendered prior to the effective date of such amendment, termination or withdrawal.

12.  Spendthrift.  No SCEOP Participant or beneficiary thereof shall have the
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right to assign, transfer, encumber or otherwise subject to any lien any payment or any other interest under the SCEOP nor shall such payment or interest be subject to attachment, execution or levy of any kind.

13.  Section 16.  This Plan is not intended to give rise to any equity or
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derivative security under Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder. This Plan shall be construed, interpreted and operated at all times in a manner as to exempt it from the application of such Section 16 notwithstanding any provision of this Plan.

14.  Unfunded Plan.  The Plan shall be unfunded.  All payments to a SCEOP
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Participant under the Plan shall be made from the general assets of the
Participating Employer of such participant. The rights of any SCEOP Participant to payment shall be those of any unsecured general creditor of such Participating Employer.

15.  Service of Process and Plan Administrator.  The Secretary of Olin shall be
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the agent for service of legal process.  Olin shall constitute the Plan
Administrator.

16.  Governing Law.  The SCEOP and all actions taken hereunder shall be governed
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by and construed in accordance with the laws of the State of Connecticut.

17.   Change in Control.  Upon a Change in Control (as defined below), the Plan
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shall terminate and the Special Deferral Account balance of a SCEOP Participant shall be paid in cash to such participant as promptly as practicable but in no event later than 30 days following the Change in Control. For purposes of this paragraph, "Change in Control" shall mean that any of the following events shall have occurred:

(i) Olin ceases to be, directly or indirectly, owned by at least 1,000 shareholders;

(ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Sections 13(d)(3) of the Act), other than Olin, a majority-owned subsidiary of Olin or an employee benefit plan (or related trust) of Olin or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 20% or more of the then outstanding voting stock of Olin;
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(iii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Olin's Board of Directors (together with any new Director whose election by Olin's Board of Directors or whose nomination for election by the Olin's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or

(iv) Olin's Board of Directors determines that a tender offer for Olin's shares indicates a serious intention by the offeror to acquire control of Olin.

     For purposes of computing the payout under this Section 17, the cash value of the Special Deferred Account shall be determined by multiplying the number of Phantom Shares held in such account by the higher of (i) the highest Current Market Value of the Common Stock (as defined in the CEO Plan) on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto.

     IN WITNESS WHEREOF, Olin Corporation has caused this Plan to be executed by its duly authorized officer as of January 1, 1990.

                                        OLIN CORPORATION


                                        By:  /s/ Michael E. Campbell
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                                             Vice President-Human Resources